UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2013

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer

Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the annual meeting of shareholders of KVH Industries, Inc. (the “Company”) held on May 29, 2013, the shareholders voted on (i) a proposal to consider and vote upon the election of Martin A. Kits van Heyningen and Charles R. Trimble as Class II directors for a three-year term; (ii) a proposal to approve an amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares of common stock issuable under the plan by 2,250,000 to 6,500,000; (iii) a proposal to approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan by 50,000 to 650,000 and (iv) a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. All proposals were approved. The final results of such voting are set forth below.

Proposal #1 – To consider and vote upon the election of two Class II directors for a three-year term.

Name of Director Nominee	Number of Votes Cast For	Number of Votes Withheld	Number of Broker Non-Votes
Martin A. Kits van Heyningen	11,083,088	241,816	3,025,540
Charles R. Trimble	9,903,782	1,421,122	3,025,540

Proposal #2 – To approve an amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares of common stock issuable under the plan by 2,250,000 to 6,500,000.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non- Votes
9,901,709	1,270,165	153,030	3,025,540

Proposal #3 – To approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan by 50,000 to 650,000.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non- Votes
10,982,258	174,598	168,048	3,025,540

Proposal #4 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non- Votes
14,206,529	106,441	37,474	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: June 3, 2013	BY:	/s/ PETER A. RENDALL
Peter A. Rendall Chief Financial Officer